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EXHIBIT 21 - SUBSIDIARIES

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                                        MICROS SYSTEMS, INC. SUBSIDIARIES

                                                        Jurisdiction
                                                             Of
Name of Subsidiary                                      Incorporation
------------------                                      -------------
MICROS-Fidelio Australia Pty Ltd.                         Australia

MICROS Foreign Sales Corporation                          Barbados

Merchants Information Solutions, Ltd.                      Canada

MICROS of Delaware, Inc.                                  Delaware

MSI Delaware, Inc.                                        Delaware

MICROS-Fidelio Software Deutschland GmbH             Federal Republic of Germany

MICROS Systems Holdings GmbH                         Federal Republic of  Germany

MICROS Systems Services GmbH                         Federal Republic of Germany

Fidelio Cruise GmbH                                  Federal Republic of Germany

MICROS-Fidelio Software GmbH & Co. KG.               Federal Republic of Germany

Fidelio Technologies, Inc.                                 Florida

Fidelio-MICROS France, S.A.                                France

Fidelio Software Ltd.                                     Hong Kong

Fidelio India Private Ltd.                                  India

MICROS-Fidelio Italia S.r.l.                               Italy

MICROS-Fidelio Japan Ltd..                                 Japan

Merchants Information Solutions, Inc.                     Maryland

Fidelio Nordic Norway A/S                                  Norway

MICROS-Fidelio Software Portugal, ULDA                    Portugal

Fidelio Software (Pte) Ltd.                               Singapore

Fidelio South Africa (Pty.) Ltd.                        South Africa

MICROS-Fidelio Hispania                                     Spain

Fidelio Nordic Sweden A.B.                                  Sweden

Fidelio Software (China) Ltd.                               China

MICROS-Fidelio Software (Thailand) Co. Ltd.                Thailand

MICROS-Fidelio U.K. Ltd.                                United Kingdom

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The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.